EXHIBIT 99.1

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

East Coast Hydroponic Warehouse, Inc

380 Jefferson Blvd

Warwick, Rhode Island

We have audited the accompanying balance sheet of East Coast Hydroponic Warehouse, Inc as of December 31, 2017 and the related statement of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East Coast Hydroponic Warehouse, Inc as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

Philadelphia, Pennsylvania

April 9, 2018

Member of the American Institute of Certified Public Accountants,

Public Company Accounting Oversight Board, and Pennsylvania Institute of Certified Public Accountants

1608 Walnut Street, Suite 1703, Philadelphia, PA 19103  ●  (215) 732-4580  ●   Fax (215) 735-4584  ●  www.cgcpc.com

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EAST COAST HYDROPONIC WAREHOUSE, INC

BALANCE SHEET

December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$324,800
Accounts receivable, net of allowance for doubtful accounts of $100,000 at December 31, 2017	74,000
Inventory	1,000,100
Total current assets	1,398,900

Property and equipment, net	159,900
Note receivable, related party	125,000
Other assets	-
TOTAL ASSETS	$1,683,800

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$191,300
Payroll and payroll related liabilities	391,500
Other accrued liabilities	4,500
Sales tax payable	24,300
Note payable, related party	291,900
Current portion of long term debt	17,100
Total current liabilities	920,600

Long term debt, net of current portion	51,300
Total liabilities	971,900

Commitments and contingencies

Stockholders’ Equity:
Common stock; $.001 par value; 1,000 shares authorized; 1,000 shares issued and outstanding as December 31, 2017	-
Additional paid in capital	5,000
Retained earnings	706,900
Total stockholders’ equity	711,900
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,683,800

The accompanying notes are an integral part of these audited financial statements.

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EAST COAST HYDROPONIC WAREHOUSE, INC

STATEMENTS OF INCOME AND RETAINED EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2017

2017

Sales	$5,355,100
Cost of sales	3,808,900
Gross profit	1,546,200

Operating expenses:
Store operations	500,300
General and administrative	75,400
Depreciation and amortization	52,500
Salaries and related expenses	917,900
Total operating expenses	1,546,100

Income from operations	100

Other income (expense):
Other income	200
Interest expense	(12,700)
Total non-operating income (expense), net	(12,500)

Net loss	$(12,400)
Retained earnings, January 1, 2017	719,300
Retained earnings, December 31, 2017	$706,900

The accompanying notes are an integral part of these audited financial statements.

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EAST COAST HYDROPONIC WAREHOUSE, INC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2017

December 31, 2017
Cash Flows from Operating Activities:
Net income	$(12,400)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation and amortization	52,500
Provision for doubtful accounts receivable	100,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(9,900)
Inventory	200,500
Increase (decrease) in:
Accounts payable and accrued liabilities	(130,400)
Payroll and payroll tax liabilities	27,500
Sales taxes payable	(8,400)
Net Cash (Used In) Operating Activities	219,400

Cash Flows from Investing Activities:
Purchase of furniture and equipment	-
Net Cash (Used In) Investing Activities	-

Cash Flows from Financing Activities:
Principal payments on long term debt	(51,300)
Net Cash Provided by Financing Activities	(51,300)

Net Increase in Cash and Cash Equivalents	168,100

Cash and Cash Equivalents at Beginning of Period	156,700

Cash and Cash Equivalents at End of Period	$324,800

Supplemental Information:
Interest paid during the period	$34,600
Taxes paid during the period	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

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EAST COAST HYDROPONIC WAREHOUSE, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

1.	NATURE OF OPERATIONS

East Coast Hydroponic Warehouse, Inc (the “Company”) was incorporated on April 21, 2014 under laws of the State of Rhode Island. The Company maintains its principal office in Warwick, RI and is principally engaged in the business of operating a retail hydroponic store.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The financial statements are prepared under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 105-10, Generally Accepted Accounting Principles, in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Use of Estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Segment Reporting

Management makes significant operating decisions based upon the analysis of the entire Company and financial performance is evaluated on a company-wide basis. Accordingly, the various products sold are aggregated into one reportable operating segment as under guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC or codification”) Topic 280 for segment reporting.

Revenue Recognition

The Company recognizes revenue, net of estimated returns and sales tax, at the time the customer takes possession of merchandise or receives services. When the Company receives payment from customers before the customer has taken possession of the merchandise or the service has been performed, the amount received is recorded as Deferred Revenue in the accompanying Balance Sheets until the sale or service is complete.

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EAST COAST HYDROPONIC WAREHOUSE, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Vendor Allowances

Vendor allowances primarily consist of volume rebates that are earned as a result of attaining certain purchase levels. These vendor allowances are accrued as earned, with those allowances received as a result of attaining certain purchase levels accrued over the incentive period based on estimates of purchases. Volume rebates earned are initially recorded as a reduction in merchandise inventories and a subsequent reduction in Cost of Sales when the related product is sold.

Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents are carried at fair market value and consist primarily of money market funds.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from balances outstanding at year-end. Based on the Company's assessment of the credit history with customers having outstanding balances and current relationships with them. A reserve for uncollectable receivables is established when collection of amounts due is deemed improbable. Indicators of improbable collection include client bankruptcy, client litigation, client cash flow difficulties or ongoing service or billing disputes. Credit is generally extended on a short-term basis thus receivables do not bear interest. At December 31, 2017 the Company established an allowance for doubtful accounts of $100,000.

Inventory

Inventory consists primarily of gardening supplies and materials and is recorded at the lower of cost (first-in, first-out method) or market. The company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold.

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EAST COAST HYDROPONIC WAREHOUSE, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are carried at cost. Leasehold Improvements are amortized using the straight-line method over the original term of the lease or the useful life of the improvement, whichever is shorter. Renewals and betterment that materially extend the life of the asset are capitalized. Expenditures for maintenance and repairs are charged against operations. Depreciation of property and equipment is provided on the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Estimated Lives
Vehicle	5 years
Computers and equipment	3-5 years
Leasehold improvements	7years

Fair Value of Financial Instruments

The fair value of certain of our financial instruments including cash and cash equivalents, accounts receivable, prepaid assets, employee advances, accounts payable, customer deposits, payroll and payroll tax liabilities, sales tax payable and notes payable approximate their carrying amounts because of the short-term maturity of these instruments.

Income Taxes

The Company has elected to be treated as an S Corporation for federal and state tax purpose. AS such, the Company generally pays no federal income tax and state income tax, and the Company’s taxable income is passed through to the shareholders where it is reported and taxed on the shareholders individual tax return and state income tax return.

Advertising

The Company expenses advertising and promotional costs when incurred. Advertising and promotional expenses for the year ended December 31, 2017 amounted to $70,000.

Concentration of Risk

Financial instruments that potentially expose us to concentrations of risk consist primarily of cash and cash equivalents and accounts receivable, which are generally not collateralized. Our policy is to place our cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC), up to $250,000. At December 31, 2017 the Company had $2,200 in excess of the FDIC insurance limit. The Company generally does not require collateral from its customers, but its credit extension and collection policies include analyzing the financial condition of potential customers, establishing credit limits, monitoring payments, and aggressively pursuing delinquent accounts. The Company maintains allowance for potential credit losses.

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EAST COAST HYDROPONIC WAREHOUSE, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued guidance creating the ASC Section 606, “Revenue from Contracts with Customers”.  The new section will replace Section 605, “Revenue Recognition” and creates modifications to various other revenue accounting standards for specialized transactions and industries.  The section is intended to conform revenue accounting principles with a concurrently issued International Financial Reporting Standards with previously differing treatment between United States practice and those of much of the rest of the world, as well as, to enhance disclosures related to disaggregated revenue information.  The updated guidance was effective for annual reporting periods beginning on or after December 15, 2016, and interim periods within those annual periods. On July 9, 2015, the FASB approved a one-year delay of the effective date. The Company will now adopt the new provisions of this accounting standard at the beginning of fiscal year 2018.

In July 2015, the FASB issued Accounting Standards Update (“ASU”) 2015-11, “Simplifying the Measurement of Inventory.” Under this ASU, inventory will be measured at the “lower of cost and net realizable value” and options that currently exist for “market value” will be eliminated. The ASU defines net realizable value as the “estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.” No other changes were made to the current guidance on inventory measurement. ASU 2015-11 is effective for interim and annual periods beginning after December 15, 2016. This update was adopted by the Company in the first quarter of fiscal year 2017. There was no material impact on the Company's consolidated financial statements as a result of the adoption of this accounting standard.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes”. The new guidance eliminates the requirement to separate deferred income tax liabilities and assets into current and noncurrent amounts. The amendments will require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The updated guidance will be effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. The adoption of this standard did not have a material impact on the consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities , which requires that (i) all equity investments, other than equity-method investments, in unconsolidated entities generally be measured at fair value through earnings and (ii) when the fair value option has been elected for financial liabilities, changes in fair value due to instrument-specific credit risk will be recognized separately in other comprehensive income. Additionally, the ASU 2016-01 changes the disclosure requirements for financial instruments. The new standard will be effective for the Company starting in the first quarter of fiscal 2019. Early adoption is permitted for certain provisions. The Company is in the process of determining the effects the adoption will have on its consolidated financial statements as well as whether to adopt certain provisions early.

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EAST COAST HYDROPONIC WAREHOUSE, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In February 2016, the FASB issued ASU 2016-02, which introduces a lessee model that brings most leases on the balance sheet and, among other changes, eliminates the requirement in current GAAP for an entity to use bright-line tests in determining lease classification. ASU 2016-02 is not effective for us until January 1, 2019, with early adoption permitted. We are continuing to evaluate this guidance and the impact to us, as both lessor and lessee, on our Consolidated Financial Statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which amends ASC Topic 718, Compensation – Stock Compensation. ASU 2016-09 includes provisions intended to simplify various aspects related to how share-based payments are accounted for and presented in the financial statements. ASU 2016-09 is effective for public entities for annual reporting periods beginning after December 15, 2016, and interim periods within that reporting period. Early adoption is permitted in any interim or annual period, with any adjustments reflected as of the beginning of the fiscal year of adoption. We adopted this guidance effective January 2, 2017, and the adoption did not have a material effect on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04 simplifying the accounting for goodwill impairment for all entities. The new guidance eliminates the requirement to calculate the implied fair value of goodwill (Step 2 of the current two-step goodwill impairment test under ASC 350). Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (Step 1 of the current two-step goodwill impairment test). The ASU is effective prospectively for reporting periods beginning after December 15, 2019, with early adoption permitted for annual and interim goodwill impairment testing dates after January 1, 2017. We are currently evaluating the impact of the new guidance on our goodwill impairment testing process and consolidated financial statements.

On August 28, 2017, the FASB issued ASU 2017-12, “Derivatives and Hedging,” which better aligns risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and in some situations better align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The new standard will be effective for the Company as of January 1, 2019. Early adoption is permitted. We do not believe the adoption of this new standard will have any impact on our consolidated financial statements and footnote disclosures.

Other Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

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EAST COAST HYDROPONIC WAREHOUSE, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

4.	PREMISES AND EQUIPMENT

Property and equipment at December 31, 2017 consists of the following:

2017
Vehicle	$161,900
Leasehold improvements	87,500
Furniture, fixtures and equipment	40,500
289,900
Accumulated depreciation	(130,000)
Property and equipment, net	$159,900

Depreciation expense was $150,440 for the year ended December 31, 2017.

5.	RELATED PARTY TRANSACTIONS

Note receivable, shareholder

In December 2016 the Company loaned one of its officers and shareholders $125,000. The loan is evidenced by a promissory note dated December 15, 2016. The note payable bears interest at the rate of 3% per annum and interest only is payable monthly. The note is secured by certain real estate. All amounts owed including principal and any unpaid interest are due and payable in full on February 1, 2022.

Notes payable, shareholder

In September 2014, the Company entered into a note payable with one of its officers and shareholders for $175,000. The note payable bears interest at 7% per annum and required monthly payment of principal and interest of $3,465.21. The note payable is due September 1, 2019 and is secured by assets of the Company. Monthly payments were not made in accordance with the note payable and the note was in default and due and payable at December 31, 2017. The balance of this note at December 31,2017 was $195,200.

In December 2016, the Company entered into a note payable with one of its officers and shareholders for $150,000. The note bears interest at the rate of 3.75% per annum and requires interest only payments until December 31, 2017 when the principal and all unpaid interest is due. The note is secured by assets of the Company. The balance of this note at December 31, 2017 was $96,700.

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EAST COAST HYDROPONIC WAREHOUSE, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

6.	LONG-TERM DEBT

Long-term debt is as follows:

December 31,
2017
Honda Financial, interest at 2.59% per annum, payable in monthly installments of $416 beginning August 2015 through July 2020, secured by vehicle	$12,500

Nissan Financial, interest at 4.74% per annum, payable in monthly installments of $559 beginning December 2016 through November 2022, secured by vehicle	28,500

Credit Union, interest at 2.49% per annum, payable in monthly installments of $627 beginning January 2017 through December 2021, secured by vehicle	27,400
$68,400
Less Current Maturities	(17,100)
Total Long-Term Debt	$51,300

Debt maturities as of December 31, 2017 are as follows:

2018	$17,100
2019	17,600
2020	16,600
2020	12,700
2021	4,400
$68,400

Interest expense for the year ended December 31, 2017 was $12,700.

7.	LEASE COMMITMENTS

The Company leases its store facility under an operating lease for approximately $4,500 per month. The following is a schedule of future minimum rental payments required under the terms of the operating lease as of December 31, 2017:

Year Ending December 31	Amount
2018	$54,000
2019	54,500
2020	18,400
$126,900

Rent expense under all operating leases for the year ended December 31, 2017 was $53,600.

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EAST COAST HYDROPONIC WAREHOUSE, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

8.	EMPLOYEE BENEFIT PLANS

401(k) Plan

The Company sponsors a 401(k) plan and is a defined contribution plan and the Company may elect to make discretionary contributions. For the year ended December 31, 2017 the Company elected to make a safe harbor and profit sharing contribution totaling $77,100 which has been accrued at December 31, 2017.

Cash Balance Pension Plan

The Company sponsors and cash balance pension plan for all eligible employees. For the year ended December 31, 2017 the Company has determined that its required contribution to the cash balance plan is $227,100 and as such this amount was accrued At December 31, 2017.

At December 31, 2016 plan assets of $282,000 exceeded plan obligations of $276,500.

9.	SUBSEQUENT EVENTS

On December 22, 2017, the Company entered into an asset purchase agreement (the “Purchase Agreement”) with GrowGeneration Corp. (“Buyer”) to sell all of the assets of its retail hydroponic store, (the “Business”), located in Warwick, RI. The closing of the asset purchase took place on January 23, 2018.

The assets subject to the sale under the Purchase Agreement included inventories, fixed assets, tangible personal property, intangible personal property and contracts. The Company received from the Buyer a total of $1,800,000, of which $1.2 million was in cash and $600,000 in a note payable, and 300,000 shares of common stock of the Buyer as consideration for the assets.

F-13